United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2014
AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code (972) 308-6830

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On May 5, 2014, American CareSource Holdings, Inc. (the “Company”) closed its private placement of 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a purchase price of $2.00 per share for an aggregate purchase price of $2,000,000 for the Shares.

The investors in the offering included John Pappajohn, Mark C. Oman and Matt Kinley, who are each directors of the Company, as well as certain other non-affiliated investors.

The private placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (“Regulation D”). The Company relied upon representations from the investors that they were “accredited investors” within the meaning of Rule 501(a) under the Securities Act as a basis for the exemptions.

Pursuant to the closing of the private placement, the Company entered into Subscription Agreements with the investors, a form of which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement
99.1	Press release of Registrant, dated May 5, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.
Date:	May 9, 2014	By:	/s/ Matthew Thompson
Matthew Thompson
Acting Chief Operating Officer and Chief Financial Officer